Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into this 25th day of August, 2016, by and among (a) AGILE THERAPEUTICS, INC., a Delaware corporation (“Borrower”), (b) HERCULES CAPITAL, INC., formerly known as HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation in its capacity as administrative agent for itself and the Lender (as defined herein) (in such capacity, the “Agent”), and (c) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as “Lender”).

WHEREAS, Borrower, Agent and Lender are parties to a certain Loan and Security Agreement, dated as of February 24, 2015 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”); and

WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower, Agent and Lender desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.  Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

2.                                      Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)                                 The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 thereof (Definitions and Rules of Construction):

“2016 Closing Date” means August 25, 2016.

“2016 Facility Charge” means One Hundred Sixty-Five Thousand Dollars ($165,000).

“First Interest Only Period Extension Event” means satisfaction of both of the following events: (a) no Event of Default shall have occurred, and (b) confirmation in writing by Agent, in Agent’s reasonable discretion, on or prior to January 31, 2017, that Borrower has successfully completed a pivotal clinical study of the “AG200-15” product candidate (“AG200-15”), including, without limitation, evidence that such study has produced data that supports the filing of a response to the complete response letter from the U.S. Food and Drug Administration (“FDA”) relating to the new drug application filed by the Borrower with the FDA with respect to AG200-15.

“First Term Loan Advance End of Term Charge” is defined in Section 2.5.

“Prior Principal Payments” is defined in Section 2.1(d).

“Second Interest Only Period Extension Event” means satisfaction of both of the following events: (a) no Event of Default shall have occurred, and (b) confirmation in writing by Agent, in Agent’s reasonable discretion, that after the 2016 Closing Date, but on or before April 30, 2017, Borrower has received unrestricted and unencumbered gross cash proceeds in an aggregate amount greater than or equal to Forty Million Dollars ($40,000,000.00) from the issuance and sale by Borrower of its equity securities.

“Second Term Loan Advance Conditions” means, in addition to and without limiting the conditions set forth in Sections 4.2 and 4.3 hereof, the occurrence of all of the following: (a) Borrower’s receipt of the consent of both Agent and Lender, to be granted, delayed, withheld and/or denied by Agent and/or Lender, each in its sole and absolute discretion, to the making of the Second Term Loan Advance, (b) receipt by Agent of an Advance Request in respect of the Second Term Loan Advance at least thirty (30) days prior to the Advance Date of the Second Term Loan Advance, and (c) payment on or before the Advance Date of the Second Term Loan Advance of a loan fee equal to one percent (1.0%) of the original principal amount of the Second Term Loan Advance (which fee shall be in addition to the Facility Charge and the 2016 Facility Charge and shall be fully earned and non-refundable on the Advance Date of the Second Term Loan Advance).

“Second Term Loan Advance End of Term Charge” is defined in Section 2.5.

(b)                                 The Loan Agreement shall be amended by deleting the following definitions appearing in Section 1.1 thereof (Definitions and Rules of Construction) and inserting in lieu thereof the following:

“AG200-15” has the meaning given to it in the definition of First Interest Only Period Extension Event.

“Amortization Date” means February 1, 2017; provided, however, that if the First Interest Only Period Extension Event occurs on or prior to January 31, 2017, the Amortization Date shall mean May 1, 2017; and provided further, however, that if both (a) the First Interest Only Period Extension Event occurs on or prior to January 31, 2017, and (b) the Second Interest Only Period Extension Event occurs on or prior to April 30, 2017, the Amortization Date shall mean August 1, 2017.

“Draw Period” means the period commencing upon the 2016 Closing Date and ending on the earliest to occur of (a) March 31, 2017, and (b) an Event of Default.

“FDA” has the meaning given to it in the definition of First Interest Only Period Extension Event.

“Term Loan Maturity Date” means December 1, 2018; provided, however, that if the First Interest Only Period Extension Event occurs on or prior to January 31, 2017, the Term Loan Maturity Date shall mean March 1, 2019; and provided further, however, that if both (a) the First Interest Only Period Extension Event occurs on or prior to January 31, 2017, and (b) the Second Interest Only Period

Extension Event occurs on or prior to April 30, 2017, the Term Loan Maturity Date shall mean June 1, 2019.

(c)                                  The Loan Agreement shall be amended by deleting the second sentence of Section 2.1(a) thereof (Advances) in its entirety and inserting in lieu thereof the following:

“Subject to the Second Term Loan Advance Conditions and to each of the other terms and conditions of this Agreement, during the Draw Period, Borrower may request, and Lender, severally (and not jointly) may, in its sole and absolute discretion, make, in an amount not to exceed its respective Term Commitment, one (1) additional Term Loan Advance in an amount of Eight Million Five Hundred Thousand Dollars ($8,500,000) (the “Second Term Loan Advance”).”

(d)                                 The Loan Agreement shall be amended by deleting Section 2.1(b) thereof (Advance Request) in its entirety and inserting in lieu thereof the following:

“(b)                           Advance Request.  To obtain a Term Loan Advance, Borrower shall complete, sign and deliver to Agent an Advance Request (at least (i) in the case of the First Term Loan Advance, five (5) Business Days before the Advance Date, and (ii) in the case of the Second Term Loan Advance, thirty (30) days before the Advance Date).  Subject to the terms and conditions of this Agreement, including, without limitation, the Second Term Loan Advance Conditions with respect to the Second Term Loan Advance, Lender shall fund each Term Loan Advance (which in the case of the Second Term Loan Advance, shall be severally (and not jointly) made or not made in the sole discretion of each Lender) in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.”

(e)                                  The Loan Agreement shall be amended by adding the following text to appear at the end of Section 2.1(d) thereof (Payment):

“Notwithstanding the foregoing, Borrower, Agent and Lender each agree that on or about the 2016 Closing Date, provided no Event of Default has occurred and is continuing, Lender shall severally (and not jointly) return to Borrower principal payments of the First Term Loan Advance previously paid by Borrower in an amount equal to $984,681.14 (collectively, the “Prior Principal Payments”), and immediately upon Borrower’s receipt of such Prior Principal Payments, such Prior Principal Payments shall be deemed for all purposes hereunder to constitute outstanding Term Loan Advances, which shall be due and payable pursuant to this Section 2.1(d), or as otherwise set forth hereunder.”

(f)                                   The Loan Agreement shall be amended by deleting Section 2.5 thereof (End of Term Charge) in its entirety and inserting in lieu thereof the following:

“2.5                         End of Term Charge.  On the earliest to occur of (i) December 1, 2018, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to three and seventy hundredths of one percent (3.70%) of the aggregate original principal amount of the First Term Loan Advance extended by Lender (the “First Term Loan Advance End of Term

Charge”).  Notwithstanding the required payment date of such charge, the First Term Loan Advance End of Term Charge shall be deemed earned by Lender as of the Closing Date.  On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to three and seventy hundredths of one percent (3.70%) of the aggregate original principal amount of the Second Term Loan Advance extended by Lender (the “Second Term Loan Advance End of Term Charge”; and together with the First Term Loan Advance End of Term Charge, collectively, the “End of Term Charge”).  Notwithstanding the required payment date of the Second Term Loan Advance End of Term Charge, it shall be deemed earned by Lender as of the date on which the Second Term Loan Advance is advanced.”

3.                                      Conditions to Effectiveness.  Agent, Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to both of Agent and Lender:

(a)                                 Agent shall have received a fully-executed counterpart of this Amendment signed by Borrower, and such other documents, agreements and certificates required by Agent in connection with this Amendment, in form and substance satisfactory to Agent;

(b)                                 Agent shall have received certified resolutions of Borrower’s board of directors evidencing approval of this Amendment;

(c)                                  Borrower shall have paid to Lender, for the account of Lender, the 2016 Facility Charge; and

(d)                                 Agent and/or Lender shall have received payment for all fees and expenses incurred by Agent and/or Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses.

4.                                      Representations and Warranties.  The Borrower hereby represents and warrants to Agent and Lender as follows:

(a)                                 Representations and Warranties in the Agreement.  The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the 2016 Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case are true and correct as of such earlier date.

(b)                                 Authority, Etc.  The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower.  With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c)                                  Enforceability of Obligations.  This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of

Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)                                 Organizational Documents.  The Certificate of Incorporation, bylaws and other organizational documents of Borrower delivered to Agent on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

(e)                                  No Default.  Before and after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(f)                                   Event of Default.  By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

5.                                      Reaffirmations.  Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  Nothing contained in this Amendment shall in any way prejudice, impair or affect any rights or remedies of Agent and/or Lender under the Loan Agreement and the other Loan Documents.  Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents.  The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

6.                                      Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

7.                                      Post-Closing Deliverables.  Borrower shall deliver to Agent, in form and substance satisfactory to Agent, within thirty (30) days after the 2016 Closing Date, (a) endorsements to Borrower’s property and liability policies, which endorsements shall name Agent as lender loss payee and additional insured and provide that Agent shall receive prior notice of cancellation of such property and liability policies, and (b) fully-executed Account Control Agreements by and among Borrower, Agent, and Silicon Valley Bank, covering each of Borrower’s account no. xxxx1390 and account no. xxxx0433, reflecting the current legal name of Agent.  Borrower’s failure to comply with this Section 7 shall constitute an Event of Default.

8.                                      Miscellaneous.

(a)                                 THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b)                                 The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

(c)                                  This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)                                 Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

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IN WITNESS WHEREOF, Agent, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

AGILE THERAPEUTICS, INC.

	By:	/s/ Al Altomari
	Name:	Al Altomari
	Its:	President and Chief Executive Officer

Accepted in Palo Alto, California:

LENDER:

HERCULES CAPITAL, INC. f/k/a HERCULES
TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Jennifer Choe
	Name:	Jennifer Choe
	Its:	Assistant General Counsel

AGENT:

HERCULES CAPITAL, INC. f/k/a HERCULES
TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Jennifer Choe
	Name:	Jennifer Choe
	Its:	Assistant General Counsel